UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: July 26, 2010
(Date of earliest event reported)
ATS MEDICAL, INC.
(Exact name of registrant as specified in its charter)
Commission File Number: 0-18602

Minnesota	41-1595629
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
3905 Annapolis Lane N.
Minneapolis, Minnesota 55447
(Address of principal executive offices, including zip code)
(763) 553-7736
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
This Current Report on Form 8-K is being filed pursuant to an agreement in principle regarding settlement of certain litigation relating to the Agreement and Plan of Merger, dated as of April 28, 2010, among Medtronic, Inc. (“Medtronic”), Pilgrim Merger Corporation, a wholly owned subsidiary of Medtronic, and ATS Medical, Inc. (“ATS Medical”) for the proposed merger of Pilgrim Merger Corporation into ATS Medical (the “Merger”).
Settlement of Certain Litigation
As previously disclosed in ATS Medical’s definitive proxy statement (the “Proxy Statement”) for the special meeting of shareholders to be held on August 5, 2010 to approve the Merger, in May and June 2010, seven shareholders, each purporting to act on behalf of a class of all public shareholders, separately sued ATS Medical and other named defendants alleging, among other things, that the members of ATS Medical’s Board of Directors breached their fiduciary duties in connection with the proposed Merger. Of the seven lawsuits filed, six were filed in the District Court of the State of Minnesota Hennepin County and one was filed in the U.S. District Court for the District of Minnesota. On June 16, 2010, all of the cases filed in state court were consolidated in In re ATS Medical, Inc. Shareholder Litigation (the “Lawsuit”). On July 12, 2010, the case filed in federal court was dismissed voluntarily without prejudice.
On July 26, 2010, after extensive negotiations, ATS Medical and the other defendants reached an agreement in principle with the plaintiffs regarding settlement of the Lawsuit. In connection with the settlement contemplated by that agreement in principle, the Lawsuit and all claims asserted therein will be dismissed with prejudice. The terms of the settlement contemplated by that agreement in principle require that ATS Medical make certain additional disclosures related to the Merger which are contained in this Current Report on Form 8-K. The agreement in principle contemplates that the parties will enter into a stipulation of settlement, which will be subject to customary conditions, including Court approval following notice to ATS Medical’s shareholders. There can be no assurance that the parties will ultimately enter into a stipulation of settlement, that the Court will approve any proposed settlement, or that any eventual settlement will be under the same terms as those contemplated by the agreement in principle. By entering into the proposed settlement, ATS Medical and the other defendants are in no way acknowledging that the allegations contained in the Lawsuit have merit, and the defendants deny any liability.
Additional Disclosures Related to Proxy Statement
In connection with the proposed settlement of the Lawsuit as described in this Current Report on Form 8-K, ATS Medical has agreed to make the additional disclosures shown below relating to management projections and the discounted cash flow analysis of J.P. Morgan Securities, Inc. (“ JPMorgan”), ATS Medical’s advisor. This information should be read in conjunction with the Proxy Statement, which should be read in its entirety.

Free Cash Flow
In connection with JPMorgan’s financial analysis of the Merger consideration, JPMorgan calculated the unlevered free cash flows that ATS Medical is expected to generate during fiscal years 2010 through 2020, based upon financial projections prepared by ATS Medical management as of April 19, 2010, as provided in the chart below.
Free cash flow detail ($ millions, except per share data)

Cash flow projections	CY2010E	CY2011E	CY2012E	CY2013E	CY2014E	CY2015E	CY2016E	CY2017E	CY2018E	CY2019E	CY2020E

Revenue	$83	$99	$123	$159	$198	$238	$278	$316	$348	$370	$381
Growth %	9.2%	20.3%	23.9%	29.3%	24.0%	20.5%	17.0%	13.5%	10.0%	6.5%	3.0%
EBITDA(1)(4)	($4)	($2)	$4	$18	$36	$45	$56	$63	$70	$74	$76
EBITDA margin	(4.6%)	(2.0%)	3.5%	11.5%	18.0%	19.0%	20.0%	20.0%	20.0%	20.0%	20.0%
EBIT(2)(4)	($9)	($6)	($0)	$14	$31	$41	$51	$59	$65	$70	$72
EBIT margin	(11.4%)	(6.4%)	(0.1%)	8.8%	15.9%	17.3%	18.5%	18.6%	18.7%	18.8%	18.8%
Less: Taxes	$0	($0)	($0)	($4)	($9)	($12)	($15)	($18)	($20)	($22)	($22)
Tax rate %	nm	nm	nm	28.1%	28.2%	29.2%	30.1%	30.6%	31.0%	31.2%	31.3%

EBIAT(3)(4)	($9)	($7)	($0)	$10	$23	$29	$36	$41	$45	$48	$49

Plus: Depreciation	$2	$2	$2	$2	$2	$2	$2	$2	$2	$2	$3
Plus: Amortization	$3	$2	$2	$2	$2	$2	$2	$2	$2	$2	$2
Less: Capital expenditures	($2)	($3)	($3)	($3)	($3)	($3)	($3)	($3)	($3)	($3)	($3)
Less: Change in net working investment	($6)	($6)	($10)	($16)	($18)	($11)	($9)	($6)	($7)	($3)	($2)

Free cash flow	($12)	($11)	($8)	($4)	$7	$20	$29	$37	$40	$47	$49

(1)	EBITDA refers to earnings before interest, taxes, depreciation and amortization.

(2)	EBIT refers to earnings before interest and taxes.

(3)	EBIAT refers to earnings before interest after taxes.

(4)	EBITDA, EBIT and EBIAT are not measures of performance under generally accepted accounting principles and should not be considered as alternatives to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. Further, management’s methodology employed to calculate EBITDA, EBIT and EBIAT may differ from that used by others.
The projections that ATS Medical provided to JPMorgan reflected management’s estimate of ATS Medical’s future performance as of April 19, 2010. In preparing the projections, ATS Medical made a number of assumptions, including assumptions regarding sales growth, gross margins, operating expenses, timing of new product approvals and market acceptance of ATS Medical’s new products. No assurances can be given that these assumptions will accurately reflect future conditions. Although presented with numerical specificity, these projections reflect numerous assumptions and estimates as to future events made by ATS Medical management that ATS Medical management believed were reasonable at the time the projections were prepared and other factors such as industry performance and general business, economic, regulatory, market and financial conditions, all of which are difficult to predict and beyond the control of ATS Medical management. Accordingly, there can be no assurance that the projections would be realized, and actual results may be materially different than those reflected in the projections. You should review our most recent filings on Form 10-K and Form 10-Q for a description of risk factors with respect to our business. The projections have not been discounted for the effects of such risks.

ATS Medical does not, as a matter of course, publicly disclose projections of future revenues, earnings or other results. The projections were not prepared with a view toward complying with the published guidelines of the Securities and Exchange Commission (the “SEC”) or the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of ATS Medical management, were prepared on a reasonable basis, reflected at the time they were prepared the best currently available estimates and judgments and presented, to the best of ATS Medical management’s knowledge and belief at the time they were prepared, the expected course of action and the expected future financial performance of ATS Medical. However, the projections are not fact and should not be relied upon as being indicative of future results, and shareholders are cautioned not to place undue reliance on the projections. No representation is made by ATS Medical or Medtronic or their respective affiliates or representatives to any shareholder of ATS Medical regarding the ultimate performance of ATS Medical compared to the information contained in the projections. ATS Medical does not intend to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error.
Neither ATS Medical’s independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the projections, nor have they expressed any opinion or any other form of assurance on the projections or their achievability, and they assume no responsibility for, and disclaim any association with, the projections.
Discounted Cash Flow Analysis
JPMorgan conducted a discounted cash flow analysis for the purpose of determining the fully diluted equity value per share for ATS Medical common stock. JPMorgan calculated the unlevered free cash flows that ATS Medical is expected to generate during fiscal years 2010 through 2020, based upon financial projections prepared by ATS Medical management (provided under “Free Cash Flow” above). JPMorgan then calculated the terminal value assuming a constant operating margin as of December 31, 2020 by applying, based upon JPMorgan’s judgment and experience, a range of perpetual revenue growth rates from 2.5% to 3.5%. The unlevered free cash flows from December 31, 2009 through December 31, 2020 and the range of terminal values were then discounted to present values using a range of discount rates from 12.0% to 16.0% and added together in order to derive the implied firm value of ATS Medical. The discount rate range was chosen by JPMorgan based upon, among other things, an analysis of the weighted-average cost of capital of ATS Medical conducted by JPMorgan assuming a range of betas of 1.15 to 1.25 and a range of equity risk premiums of 6.0% to 7.0% and applied using the mid-year convention for discounting. In calculating the estimated diluted equity value per share, JPMorgan adjusted the calculated firm value for ATS Medical’s cash and total debt as of December 31, 2009 and divided by the fully diluted shares outstanding of ATS Medical. Based on the foregoing, this analysis indicated an implied equity value per share of ATS Medical common stock of $1.25 to $2.70. All values presented were rounded to the nearest $0.05. In each case, JPMorgan compared implied equity values per share to the per share consideration of $4.00 in cash to be paid to the holders of ATS Medical common stock in the Merger and the $2.53 per share closing price of ATS Medical common stock as of April 27, 2010.
Additional Information about the Proposed Merger and Where You Can Find It
ATS Medical has filed with the SEC the Proxy Statement and other relevant materials in connection with the proposed Merger with Pilgrim Merger Corporation. The Proxy Statement was mailed to ATS Medical shareholders on or about July 13, 2010. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS WITH RESPECT TO THE PROPOSED MERGER, INVESTORS AND SHAREHOLDERS OF ATS MEDICAL ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and shareholders may obtain free copies of the Proxy Statement and other documents filed by ATS Medical with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and shareholders may obtain free copies of the documents filed with the SEC by accessing ATS Medical’s website at www.atsmedical.com by clicking on the “Investors” link and then clicking on the “SEC Filings” link or by writing to ATS Medical at 3905 Annapolis Lane North, Minneapolis, Minnesota 55447.
Information Regarding Participants
ATS Medical and its directors, executive officers and certain other members of management and employees may solicit proxies from ATS Medical shareholders in favor of the proposed Merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the ATS Medical shareholders in connection with the proposed Merger is set forth in the Proxy Statement, which was filed with the SEC on July 9, 2010.
You can find information about ATS Medical’s executive officers and directors in its definitive proxy statement filed with the SEC on April 9, 2010. You can obtain a free copy of this document at the SEC’s web site at www.sec.gov, or by accessing the ATS Medical website and clicking on the “Investors” link and then clicking on the “SEC Filings” link. You can find information about Medtronic’s executive officers and directors in its definitive proxy statement filed with the SEC on July 16, 2010. You can obtain a free copy of this document at the SEC’s web site at www.sec.gov, or by accessing Medtronic’s website at www.medtronic.com and clicking on the “Investors” link.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATS MEDICAL, INC.
By:	/s/ Michael R. Kramer
Michael R. Kramer
Chief Financial Officer

Date: July 28, 2010